EXHIBIT-16.1

LETTER FROM RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

CERTIFIED PUBLIC ACCOUNTANTS

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

CERTIFIED PUBLIC ACCOUNTANTS

MCLEAN, VIRGINIA

July 13, 2004

Securities and Exchange Commission

Washington, DC  20549

Re:    Cano Petroleum, Inc.

File      No. 000-50386

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Cano Petroleum, Inc. (formerly Huron Ventures, Inc.) dated July 13, 2004 and agree with the statements relating only to Russell Bedford Stefanou Mirchandani LLP, Certified Public Accountants, contained therein.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS